                     FIRST SUNAMERICA LIFE INSURANCE COMPANY

                 OPTIONAL GUARANTEED MINIMUM WITHDRAWAL BENEFIT
                                  ENDORSEMENT

Notwithstanding any provision in the Contract or Certificate ("Contract") to the contrary, this Endorsement becomes a part of the Contract to which it is attached. Should any provision in this Endorsement conflict with the Contract, the provisions of this Endorsement will prevail.

Subject to the terms and conditions set forth herein this optional Endorsement provides a Guaranteed Minimum Withdrawal Benefit ("GMWB") over the lifetime of the Covered Person(s). You may take Withdrawals under the GMWB as prescribed by this Endorsement herein while this Endorsement is in effect.


                             ENDORSEMENT DATA PAGE

COVERED PERSON(S):                   [Jane Doe]

ENDORSEMENT EFFECTIVE DATE:          [November 1, 2007]

BONUS ELECTED:                       [Yes]

                                     --------------------------------------------------------------
ELIGIBLE PURCHASE PAYMENTS:          CONTRACT        PERCENTAGE    MAXIMUM ANNUAL ELIGIBLE
                                     YEAR(s)         INCLUDED      PURCHASE PAYMENT
                                     --------------------------------------------------------------
                                     1               [100%]        Eligible Purchase Payment Limit
                                     --------------------------------------------------------------
                                     2-5             [100%]        In each Contract Year 100% of
                                                                   Purchase Payments made in
                                                                   Contract Year 1 (one) not to
                                                                   exceed Eligible Purchase
                                                                   Payment Limit.
                                     --------------------------------------------------------------
                                     6+              [0%]          In each Contract Year 0% of
                                                                   Purchase Payments made in
                                                                   Contract Year 1 (one) not to
                                                                   exceed Eligible Purchase
                                                                   Payment Limit.
                                     --------------------------------------------------------------

ELIGIBLE PURCHASE PAYMENT LIMIT:     The sum of Eligible Purchase Payments cannot exceed $1,500,000 without prior Company approval.

GMWB CHARGE:                         Annual fee of [0.70%] of the Benefit Base deducted quarterly from Contract Value allocated to the Variable Portfolio(s) or
                                     Subaccount(s) beginning one quarter following the Endorsement
                                     Effective Date and ending on the termination of this
                                     Endorsement.

BENEFIT BASE EVALUATION PERIOD:      Beginning on the Endorsement Effective Date and ending 10
                                     years later.

BONUS PERCENTAGE:                    6%

BONUS PERIOD:                        Beginning on the Endorsement Effective Date and ending 10
                                     years later.

BONUS AVAILABILITY:                  At the end of each Benefit Year during the Bonus Period if
                                     Withdrawals were not made during that same Benefit Year.

MAXIMUM ANNUAL WITHDRAWAL PERCENTAGE ("MAWP"):


-----------------------------------------------
AGE AT FIRST WITHDRAWAL                   MAWP
-----------------------------------------------
Less than Age 60                          4%
-----------------------------------------------
At least Age 60 but less than Age 76      5%
-----------------------------------------------
Age 76 and over                           6%
-----------------------------------------------




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FSE-6225V2-P (9/07)

                                  DEFINITIONS

For purposes of this Endorsement, the following definitions apply. Terms not defined in this Endorsement shall have the same meaning as defined in the Contract.

AGE

The attained age as of the Covered Person's last birthday. If there are two Covered Persons on the Endorsement Data Page, the Age of the younger Covered Person or the lone surviving Covered Person as of their last birthday.

ANNIVERSARY VALUE

The Contract Value including any applicable Payment Enhancement(s) or Spousal Beneficiary continuation contribution minus any Ineligible Purchase Payments, as measured on each Benefit Year anniversary.

BENEFIT BASE

A component of the calculation of the GMWB, which is used to determine the GMWB Charge and the Maximum Annual Withdrawal Amount.

BENEFIT BASE EVALUATION PERIOD

The period of time over which Anniversary Values are considered in determining the Benefit Base.

BENEFIT YEAR

Each consecutive one year period starting on the Endorsement Effective Date.

BONUS

An amount that may be added to the Benefit Base during the Bonus Period.

BONUS BASE

A component of the calculation of the GMWB, which is used to determine the dollar amount of any Bonus during the Bonus Period.

BONUS PERIOD

The period of time over which a Bonus may be added to the Benefit Base.

COVERED PERSON(S)

The person(s) named on the Endorsement Data Page whose lives are used to determine the amount and duration of Withdrawals under this Endorsement.

ELIGIBLE PURCHASE PAYMENTS

Gross Purchase Payments or portion thereof made on or after the Endorsement Effective Date as shown on the Endorsement Data Page that are included in the calculation of the Benefit Base. If this Endorsement is added after the Contract Date, for purposes of determining the Benefit Base, the Contract Value on the Endorsement Effective Date is considered the initial Eligible Purchase Payment. Purchase Payments added prior to the Endorsement Effective Date are not considered Eligible Purchase Payments. The calculation of Eligible Purchase Payments does not include Payment Enhancements, if any, or Spousal Beneficiary continuation contributions.

ENDORSEMENT EFFECTIVE DATE

The date when this Endorsement becomes effective as shown on the Endorsement Data Page.

EXCESS WITHDRAWAL

A Withdrawal or the portion thereof that: (a) causes the total of all Withdrawals for that Benefit Year to exceed the Maximum Annual Withdrawal Amount; or (b) is taken after the Maximum Annual Withdrawal Amount has been withdrawn, except if taken to meet the Required Minimum Distribution associated with only the Contract to which this Endorsement is attached.

INELIGIBLE PURCHASE PAYMENTS

Gross Purchase Payments or portions thereof that are not included in the calculation of the Benefit Base.

MAXIMUM ANNUAL WITHDRAWAL AMOUNT ("MAWA")

The maximum dollar amount available to be withdrawn each Benefit Year under the GMWB without reducing the Benefit Base and the Bonus Base.



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
MAXIMUM ANNUAL WITHDRAWAL PERCENTAGE ("MAWP")

The percentage used to determine the MAWA available for withdrawal each Benefit Year under this Endorsement.

YOU, YOUR

The Covered Person(s) under this Endorsement.


                GUARANTEED MINIMUM WITHDRAWAL BENEFIT PROVISIONS

The Guaranteed Minimum Withdrawal Benefit described in this Endorsement provides for guaranteed Withdrawals over the lifetime of the Covered Person(s), subject to the following provisions:

GMWB CHARGE

The GMWB Charge percentage applicable to this Endorsement is as shown on the Endorsement Data Page. If You surrender Your Contract and this Endorsement has not been terminated, We will deduct a proportionate charge for the period of time between the date of the last GMWB charge up to and including the date of surrender.

CALCULATION OF THE COMPONENTS OF THE GMWB

The MAWA guaranteed under this Endorsement may change over time as a result of increases or decreases in the Benefit Base as described below.

To determine the GMWB when the Bonus is not available, We use the following components: Benefit Base Evaluation Period, Benefit Base, MAWP and MAWA. To determine the GMWB when the Bonus is available, the following additional components are used: Bonus Period, Bonus Base and Bonus Percentage. The calculations for each component are detailed below.

BENEFIT BASE

If the GMWB is elected on the Contract Date, the initial Benefit Base is the initial Eligible Purchase Payment. If the GMWB is elected after the Contract Date, the initial Benefit Base is equal to the Contract Value on the Endorsement Effective Date, which is subject to the Eligible Purchase Payment Limit shown on the Endorsement Data Page. In each subsequent Benefit Year, the Benefit Base equals the Benefit Base at the beginning of that Benefit Year plus any subsequent Eligible Purchase Payments made during that Benefit Year, less adjustments for Excess Withdrawals that occurred during that Benefit Year. The Benefit Base is determined as detailed below and is not used in the calculation of Contract Value or any other benefits under the Contract. On Benefit Year anniversaries during the Benefit Base Evaluation Period, We determine if the Benefit Base should be increased based on the maximum Anniversary Value or any available Bonus. The calculation and components of this determination are detailed below.

      CALCULATION OF THE BENEFIT BASE WHEN BONUS IS NOT AVAILABLE OR AFTER BONUS PERIOD

      The Benefit Base on each Benefit Year anniversary is based on the maximum Anniversary Value. Maximum Anniversary Value equals the highest Anniversary Value on any Benefit Year anniversary occurring during the Benefit Base Evaluation Period. On each Benefit Year anniversary occurring during the Benefit Base Evaluation Period, the Benefit Base is automatically increased to the Anniversary Value when the Anniversary Value is greater than both (a) and (b), where:

            (a)   is the current Benefit Base; and

            (b) is all previous maximum Anniversary Values during the Benefit Base Evaluation Period.

      CALCULATION OF THE BENEFIT BASE WHEN BONUS IS AVAILABLE

      The Bonus Base is used to calculate the amount of the Bonus during the Bonus Period. The Bonus amount is determined by multiplying the Bonus Percentage shown on the Endorsement Data Page by the Bonus Base. The initial Bonus Base is equal to the initial Eligible Purchase Payment. The Bonus Base is increased each time subsequent Eligible Purchase Payments are made. The Bonus Base also increases when the Benefit Base is increased as a result of a maximum Anniversary Value being achieved that is greater than both the current Benefit Base and all previous maximum Anniversary Values. The Bonus Base is decreased each time an Excess Withdrawal is taken, in the same proportion by which the Contract Value is reduced by the Excess Withdrawal. The Bonus Base is not used in the calculation of the Contract Value or any other benefits under the Contract.

      On each Benefit Year anniversary during the Bonus Period, We determine the amount to which the Bonus Base and / or the Benefit Base could increase. The components used to determine this amount are:

            (a) the Benefit Base calculated based on the maximum Anniversary Value; and



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            (b)   the Bonus plus the current Benefit Base.

      If (a) is greater than (b), the Bonus Base and the Benefit Base are increased to the current Anniversary Value. If (b) is greater than (a), the Benefit Base is increased by the Bonus and the Bonus Base remains unchanged.

MAXIMUM ANNUAL WITHDRAWAL AMOUNT ("MAWA")

The MAWA is calculated by multiplying the Benefit Base by the Maximum Annual Withdrawal Percentage ("MAWP"). The applicable MAWP used to calculate the MAWA is determined by Your Age at the time You first take a Withdrawal from Your Contract.

You may withdraw up to the MAWA throughout each Benefit Year without impacting the annual amount guaranteed for Withdrawal under the GMWB. If You do not withdraw the entire MAWA in a Benefit Year, You may not carry over any unused MAWA to any subsequent Benefit Year. In addition Your MAWA for the next Benefit Year will not be recalculated as a result of taking less than the entire MAWA in any given Benefit Year.

Withdrawals made under the GMWB are treated like any other Withdrawal under the Contract for purposes of calculating Contract Value, charges, including Withdrawal Charges, fees, applicable taxes, and any other benefits under the Contract.

Increases and decreases in the Benefit Base impact Your MAWA as follows:

INCREASES IN THE BENEFIT BASE

The Benefit Base is increased when an Eligible Purchase Payment is allocated to Your Contract. If the Benefit Base is increased for Eligible Purchase Payments, the MAWA will be recalculated upon receipt of the Eligible Purchase Payments by multiplying the increased Benefit Base by the applicable MAWP. In any Benefit Year when Eligible Purchase Payments are allocated to Your Contract, any remaining Withdrawals of MAWA will be based on the increased MAWA. If the Benefit Base is increased on a Benefit Year anniversary, the MAWA will be recalculated on that Benefit Year anniversary by multiplying the increased Benefit Base by the applicable MAWP. The GMWB charge on and after that Benefit Year anniversary is assessed on the increased Benefit Base.

DECREASES IN THE BENEFIT BASE

Excess Withdrawals reduce Your Benefit Base. Any Excess Withdrawal in a Benefit Year reduces the Benefit Base in the same proportion by which the Contract Value is reduced by the Excess Withdrawal. When the Contract Value is less than or equal to the Benefit Base, Excess Withdrawals will result in a reduction of the Benefit Base which is greater than the amount of the Excess Withdrawal. As a result of reduction of the Benefit Base, the MAWA will also be reduced. The new MAWA will equal the reduced Benefit Base multiplied by the applicable MAWP. The recalculated MAWA is available for Withdrawal at the beginning of the next Benefit Year and will be lower than Your previously calculated MAWA.

If You are taking Required Minimum Distributions ("RMD") from the Contract to which this Endorsement is attached, and the RMD amount based only on the Contract is greater than the MAWA in any given Benefit Year, no portion of the RMD Withdrawal will be treated as an Excess Withdrawal. Any portion of a Withdrawal that is greater than either the MAWA or the RMD amount based only on the Contract to which this Endorsement is attached will be considered an Excess Withdrawal.

IF YOUR CONTRACT VALUE IS REDUCED TO ZERO

If Your Contract Value is reduced to zero and the Benefit Base is greater than zero, a benefit remains payable under this Endorsement, but all other benefits under the Contract, including Death Benefits, will no longer be available. However, if Your Contract Value is reduced to zero because of an Excess Withdrawal, no further benefits will be payable under this Endorsement or the Contract.

When the Contract Value equals zero and the Benefit Base is greater than zero, any remaining benefit under this Endorsement must be taken through one of the following income options:

      1. The current MAWA, divided equally and paid on a quarterly, semi-annual or annual frequency as selected by You until the date of Your death(s); or

      2.    Any payment option mutually agreeable between You and Us.

Once You elect an income option, it cannot be changed.

If You do not select a payment option, the remaining benefit will be paid as the current MAWA on a quarterly basis until the date of Your death(s).



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EXTENSION OF THE BENEFIT BASE EVALUATION PERIOD ("EXTENSION")

We may offer You Extension(s) of the Benefit Base Evaluation Period at the end of the current Benefit Base Evaluation Period, provided You are age 85 or younger at that time. If You elect such an Extension, You will receive a new Endorsement with the GMWB Charge and provisions in effect at that time.

LATEST ANNUITY DATE

If there is remaining Contract Value and the Benefit Base is greater than zero on the Latest Annuity Date, You must select one of the options listed below.

      1. Annuitize the Contract Value under the Annuity Provisions of the Contract; or

      2. Elect to receive the current MAWA as of the Latest Annuity Date in the form of a payment option, divided equally and paid on a quarterly, semi-annual or annual frequency as selected by You until the date of Your death; or

      3.    Any payment option mutually agreeable between You and Us.

If You do not select an option listed above, on the Latest Annuity Date We will annuitize the Contract Value under the Annuity Provisions of the Contract, Options 3 and 3V with 120 Monthly Payments Guaranteed or payments that do not exceed Your life expectancy as required by the IRS.

INVESTMENT OPTIONS

If the Bonus is elected, We will restrict allocations to the Variable Portfolios or available Fixed Account Option(s). We will not allow transfers or Purchase Payment(s) to be allocated into any of the restricted investment option(s) or in any way that is outside the established restrictions. Established restrictions are shown on the Application/Enrollment Form. Further, We will require enrollment in a quarterly automatic asset rebalancing program. We will notify You if investment restrictions change.

TERMINATION OF WITHDRAWALS OVER TWO LIVES

If there are two Covered Persons, Withdrawals guaranteed for the life of one of the Covered Persons will terminate if:

      1. One of the two Covered Persons is removed from the Endorsement due to an ownership change; or

      2. The Covered Persons are no longer married at the time of death of the first Covered Person.

Termination of Withdrawals guaranteed for the life of one Covered Person does not impact any other terms and conditions of this Endorsement.

TERMINATION OF THE GMWB

Once elected, this Endorsement maybe terminated and deduction of any corresponding GMWB Charge will end after the termination date. You may terminate the Endorsement if Your termination request is received:

      1. Through the 5th Benefit Year anniversary, the termination is effective on the 5th Benefit Year anniversary;

      2. After the 5th and through the 10th Benefit Year anniversary, the termination is effective on the 10th Benefit Year anniversary;

      3. In any Benefit Year after the 10th Benefit Year anniversary, the termination is effective on the Benefit Year anniversary following Our receipt of the election to terminate this Endorsement.

On the Benefit Year anniversary when termination occurs the GMWB Charge will be deducted.

This Endorsement and the related charge will terminate automatically if:

      1. The Covered Person dies, or if there were two Covered Persons, upon the death of the surviving Covered Person; or,

      2.    A Death Benefit is paid and the Contract is terminated; or,

      3.    The Contract is annuitized; or

      4.    Excess Withdrawals reduce the Contract Value to zero; or

      5.    Any change that removes all Covered Persons; or

      6.    The Contract is terminated for any reason.

If terminated for any reason, the GMWB may not be re-elected or reinstated.



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DEATH OF COVERED PERSON(s)

If there is one Covered Person, then upon the death of the Covered Person, this Endorsement and corresponding charge are terminated.

If there are two Covered Persons, upon the first death, if the surviving Covered Person elects to continue the Contract, this Endorsement is also continued subject to the terms and conditions of this Endorsement. Upon the election of continuation, the Endorsement Effective Date will not change.

Signed for the Company to be effective on the Effective Date.

FIRST SUNAMERICA LIFE INSURANCE COMPANY


                               /s/ JAY S. WINTROB
                         -------------------------------
                                 Jay S. Wintrob
                                    President



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